Exhibit 99.1

Arcadia Biosciences Announces Leadership Transition

-- Company seeks new CEO as it further expands into consumer packaged goods; Matt Plavan to step down when successor is named --

DAVIS, Calif., September 7, 2021 - Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, announced that it has launched a national search for a new Chief Executive Officer as the company further expands into the consumer packaged goods (CPG) sector. CEO Matt Plavan will step down from the role once a successor is named, which is expected to occur by the end of the year.

Plavan joined Arcadia in 2016 as Chief Financial Officer and has served as Chief Executive Officer since 2019, overseeing the company’s successful transition from an agricultural biotechnology trailblazer to a dynamic consumer products company focused on products in on-trend categories with significant growth potential.

“The progress we have made in a remarkably short period of time after planting the flag as a CPG company has been extraordinary, and it’s a testament to the talent and commitment of our team,” said Plavan. “With a portfolio of plant-based, better-for-you food and wellness products now in place and under development, Arcadia is well-positioned to leverage its innovation-oriented heritage, elevate its brands and further penetrate the consumer health and wellness categories. Having reached this pivotal point, the timing makes sense to begin the process of transitioning to a new leader with deep experience running successful CPG organizations who will be able to build on the company’s momentum, accelerate speed-to-market and capitalize on the tremendous growth opportunities ahead.”

“Matt has deftly led Arcadia through a critical transformational phase, as we transitioned our focus from developing to commercializing a portfolio of specialty wheat ingredients, while, at the same time, acquiring and integrating additional food and wellness brands,” said Arcadia Chairman, Kevin Comcowich. “His talent, energy and dedication – particularly in the face of a global pandemic – have paved the way for significant long-term growth and value creation. We look forward to his ongoing support as we work towards this leadership transition and the passing of the baton to a CPG-industry veteran for Arcadia’s next chapter.”

About Arcadia Biosciences, Inc.

With origins as a trailblazing developer of science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, Arcadia Biosciences (Nasdaq: RKDA) is now a producer of innovative, plant-based health and wellness products, within the portfolios of GoodWheat™ and Lief™, which includes popular brands Soul Spring™, ProVault™, Saavy Naturals® and Zola® coconut water. The company's growing number of innovative offerings are designed to enhance quality and health benefits in an array of consumer product categories. For more information, visit www.arcadiabio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing to transition the CEO position, sales growth and product awareness and commercialization. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: Arcadia's and its partners' and affiliates' ability to develop commercial products incorporating their traits, and complete the regulatory review process for such products; customer demand and commercial success of such products; Arcadia's compliance with laws and regulations that impact Arcadia's business, including the sale of products containing CBD, and changes to such laws and regulations; Arcadia's future capital requirements and ability to satisfy its capital needs; the impact of COVID-19 on Arcadia’s business; Arcadia's ability to develop, enforce and defend its intellectual property rights; and the other risks set forth in Arcadia's filings with the Securities and Exchange Commission from time to time, including the risks set forth in Arcadia's Annual Report on Form 10-K for the year ended December 31, 2020 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

Press Contacts:

Marie Espinel or Hannah Arnold

The LAKPR Group

mespinel@lakpr.com or harnold@lakpr.com

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

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